Exhibit 99.1

Contacts:

Jay Carlson	Stephanie Diaz (Investors)	Tim Brons (Media)
Peregrine Pharmaceuticals, Inc.	Vida Strategic Partners	Vida Strategic Partners
(800) 987-8256	415-675-7401	415-675-7402
info@peregrineinc.com	sdiaz@vidasp.com	tbrons@vidasp.com

Peregrine Pharmaceuticals Reports Financial Results for Third Quarter of Fiscal Year 2016 and Recent Developments

--Company Focused on Advancing its Bavituximab Immuno-Oncology Program Through its Pharmaceutical, Academic and Clinical Collaborations--

--Full Fiscal Year 2016 Revenue from Biomanufacturing Business, Avid Bioservices, Expected to Top $40 Million--

--New State-of-the-Art Production Facility Commissioned and Ready for GMP Manufacturing Expands Revenue Potential--

TUSTIN, Calif., March 9, 2016 – Peregrine Pharmaceuticals, Inc. (NASDAQ:PPHM) (NASDAQ:PPHMP), a biopharmaceutical company focused on developing therapeutics to stimulate the body's immune system to fight cancer, today announced financial results for the third quarter of fiscal year (FY) 2016 ended January 31, 2016, and provided an update on its advancing clinical pipeline and other corporate developments.

Highlights Since October 31, 2015

“Earlier this week, we announced the commissioning of our new commercial biomanufacturing facility, which gives us significant revenue growth potential over the short term. This represented a key corporate milestone and we are continuing to evaluate a number of additional opportunities to further expand this important, revenue-generating business,” stated Steven W. King, president and chief executive officer of Peregrine. “On the drug development side, we unfortunately experienced a recent setback with the early discontinuation of our SUNRISE Phase III study evaluating the combination of bavituximab and chemotherapy. While we continue to collect patient follow-up data in the SUNRISE study and work to better understand the final trial outcome, we have made the decision to put a hold on our other chemotherapy combination trials so that we can make an informed decision on how to potentially proceed.”

Mr. King continued, “In the meantime, we remain enthusiastic about the potential of combining bavituximab with other immuno-oncology (“I-O”) agents based on a significant amount of translational and preclinical data demonstrating that bavituximab has the potential to enhance the activity of checkpoint inhibitors. These I-O combinations are based on completely different mechanistic synergies than the chemotherapy combinations and the interest in pursuing this development pathway remains high. We are in the process of engaging all of our collaborators to formulate a comprehensive clinical strategy for exploring the potential of bavituximab with immune checkpoint inhibitors, such as PD-L1 and PD-1 inhibitors. The overall goal of these efforts is to generate important clinical data that will guide the program toward the specific patient populations that can realize the biggest benefit from these I-O combination treatments.”

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Clinical Development Highlights

•	Peregrine is working closely with its collaborators and key opinion leaders (“KOLs”) to transition the company’s clinical program to focus on bavituximab combinations with I-O agents. Peregrine’s partners and advisors, including AstraZeneca, Memorial Sloan Kettering Cancer Center, the National Comprehensive Cancer Network® (NCCN®) and the University of Texas, Southwestern, are leaders in the field of immuno-oncology, and their collective guidance will play an important role in the program. Activities in this area include:
o	Peregrine and AstraZeneca are currently evaluating the trial designs for the two previously announced clinical trials combining bavituximab with AstraZeneca’s PD-L1 inhibitor, durvalumab. In light of the recent development in the SUNRISE trial, the companies are currently working together to identify the optimal path forward for demonstrating potential mechanistic synergies between bavituximab and durvalumab in different patient populations. The expected timing of initiation of any trial will be determined upon finalization of its trial design.
o	Peregrine entered into a new research collaboration with the NCCN to expand upon the company's clinical development program of bavituximab in combination with immuno-oncology agents for the treatment of a range of tumors. NCCN is a not-for-profit alliance of 26 of the world's leading cancer centers dedicated to improving the quality, effectiveness, and efficiency of cancer care. Peregrine will fund multiple investigator-initiated clinical and correlative studies with bavituximab in multiple cancers at NCCN Member Institutions and their affiliate community hospitals through a $2 million research grant to NCCN's Oncology Research Program (ORP). NCCN will be responsible for oversight and monitoring of the clinical studies through the research grant.

Supportive Research Highlights

•	Positive results were presented at the 2015 annual meeting of the Society for Immunotherapy of Cancer (SITC) from multiple new preclinical studies demonstrating enhanced anti-tumor activity and immune activation for combinations of a preclinical bavituximab equivalent and checkpoint inhibitors such as anti-PD-1 and anti-CTLA-4 in preclinical models of breast cancer and melanoma. Additionally, the company announced preliminary results for a new clinical test specifically designed to illustrate how bavituximab modulates immune responses in the tumor microenvironment.

Avid Bioservices Highlights

“The Avid business grew 20% in fiscal year 2015 to $26.7 million in revenue, and is expected to top $40 million in revenue for the current fiscal year ending April 30, 2016,” stated Paul Lytle, chief financial officer of Peregrine. “Our new state-of-the-art, 40,000 square foot commercial biomanufacturing facility, which was recently formally commissioned, is outfitted with cutting-edge, single-use equipment to accommodate a fully disposable biomanufacturing process for late Phase III clinical and commercial production of biologics. Demand for this new production capacity is high and we already have manufacturing commitments for products to be delivered in fiscal year 2017. With demand expected to grow, we are actively considering options for potentially adding more production capacity to support additional growth of this business.”

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•	Avid’s new state-of-the-art commercial biomanufacturing suite has been formally commissioned. The new facility will double the company’s prior manufacturing capacity, supporting up to an additional $40 million in revenue each year.
•	As of February 1, 2016, Avid Bioservices had a revenue backlog in excess of $58 million under committed contracts from existing clients, covering services to be completed in the fourth quarter of FY 2016 and into FY 2017.

Financial Results

Total revenues for the third quarter of FY 2016 were $6,709,000, compared to $5,677,000 for the same quarter of the prior fiscal year. The increase was attributed to an increase in contract manufacturing revenue generated from Avid Bioservices.

Contract manufacturing revenue from Avid's clinical and commercial biomanufacturing services provided to its third-party clients for the third quarter FY 2016 were $6,672,000, compared to $5,677,000 for the same quarter of the prior fiscal year. Peregrine expects third-party contract manufacturing revenue for the entire fiscal year to exceed $40 million. In addition to providing biomanufacturing services to its third-party clients, Avid will continue to support the clinical manufacturing of bavituximab.

Total costs and expenses in the third quarter of FY 2016 were $23,576,000, compared to $18,699,000 in the third quarter of FY 2015. This increase was primarily attributable to current quarter increases in research and development expenses associated with the increase in manufacturing costs associated with bavituximab, the planned Phase II immuno-oncology combination trial of bavituximab and durvalumab in NSCLC, the Phase II chemotherapy combination trial in breast cancer that was initiated in December 2015 and recently placed on hold, and an increase in the cost of contract manufacturing associated with higher reported revenue. For the third quarter of FY 2016, research and development expenses were $15,156,000, compared to $11,261,000 for the third quarter of FY 2015. For the third quarter of FY 2016, cost of contract manufacturing was $3,896,000, compared to $3,113,000 for the third quarter of FY 2015. Selling, general and administrative expenses were $4,524,000 for the third quarter of FY 2016 compared to the $4,325,000 for the third quarter of FY 2015.

Peregrine's consolidated net loss attributable to common stockholders was $18,227,000, or $0.08 per share, for the third quarter of FY 2016, compared to a net loss attributable to common stockholders of $14,027,000, or $0.08 per share, for the same prior year quarter.

Peregrine reported $67,470,000 in cash and cash equivalents as of January 31, 2016 compared to $68,001,000 at fiscal year ended April 30, 2015.

More detailed financial information and analysis may be found in Peregrine's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

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Conference Call

Peregrine will host a conference call and webcast this morning, March 9, 2016, at 11:30 AM ET (8:30 AM PT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call. To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company developing therapeutics to stimulate the body's immune system to fight cancer.  The company is focused on evaluating its lead immunotherapy candidate, bavituximab, in combination with a range of novel immuno-oncology (I-O) agents for the treatment of various cancers.

In addition to its drug development programs, Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. For more information, please visit www.peregrineinc.com.

About Avid Bioservices

Avid Bioservices provides a comprehensive range of process development, high quality cGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With over 15 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization. For more information about Avid, please visit www.avidbio.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that data from future immune-oncology trials are not consistent with the company’s translational and preclinical data demonstrating that bavituximab has the potential to enhance the efficacy of checkpoint inhibitors, the risk that one or more of the company’s immune-oncology collaborators terminates its collaboration, the risk that the results from the company’s contemplated immune-oncology trials does not support further development of bavituximab or the submission of a Biologics License Application, the risk that the company may not have or raise adequate financial resources from debt and/or equity financings and/or Avid’s manufacturing operations to fund the further development of bavituximab, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers terminates its contract prior to completion. The company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2015 as well as any updates to these risk factors filed from time to time in the company's other filings with the Securities and Exchange Commission. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive loss
(UNAUDITED)

	THREE MONTHS ENDED JANUARY 31,		NINE MONTHS ENDED JANUARY 31,
	2016	2015	2016	2015
REVENUES:
Contract manufacturing revenue	$6,672,000	$5,677,000	$25,574,000	$17,436,000
License revenue	37,000	–	329,000	37,000
Total revenues	6,709,000	5,677,000	25,903,000	17,473,000

COSTS AND EXPENSES:
Cost of contract manufacturing	3,896,000	3,113,000	13,245,000	10,835,000
Research and development	15,156,000	11,261,000	43,264,000	31,465,000
Selling, general and administrative	4,524,000	4,325,000	13,839,000	13,503,000
Total costs and expenses	23,576,000	18,699,000	70,348,000	55,803,000

LOSS FROM OPERATIONS	(16,867,000)	(13,022,000)	(44,445,000)	(38,330,000)

OTHER INCOME (EXPENSE):
Interest and other income	34,000	29,000	691,000	108,000
Interest and other expense	(14,000)	(1,000)	(14,000)	(1,000)
Total other income (expense), net	20,000	28,000	677,000	107,000
NET LOSS	$(16,847,000)	$(12,994,000)	$(43,768,000)	$(38,223,000)

COMPREHENSIVE LOSS	$(16,847,000)	$(12,994,000)	$(43,768,000)	$(38,223,000)

Series E preferred stock accumulated dividends	(1,380,000)	(1,033,000)	(3,448,000)	(2,577,000)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(18,227,000)	$(14,027,000)	$(47,216,000)	$(40,800,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	227,389,225	182,519,923	209,549,670	180,562,524
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.08)	$(0.08)	$(0.23)	$(0.23)

-continued-

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	JANUARY 31, 2016	APRIL 30, 2015
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$67,470,000	$68,001,000
Trade and other receivables, net	8,599,000	3,813,000
Inventories	15,189,000	7,354,000
Prepaid expenses and other current assets, net	2,346,000	1,355,000
Total current assets	93,604,000	80,523,000
Property and equipment, net	23,846,000	15,124,000
Other assets	1,602,000	1,817,000
TOTAL ASSETS	$119,052,000	$97,464,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,844,000	$10,385,000
Accrued clinical trial and related fees	6,975,000	3,910,000
Accrued payroll and related costs	4,497,000	4,606,000
Deferred revenue	15,418,000	6,630,000
Customer deposits	22,433,000	11,363,000
Other current liabilities	1,047,000	437,000
Total current liabilities	58,214,000	37,331,000

Deferred rent, less current portion	905,000	1,098,000
Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock – $0.001 par value; authorized 5,000,000 shares; 1,577,440 and 1,574,764 shares issued and outstanding at January 31, 2016 and April 30, 2015, respectively	2,000	2,000
Common stock – $0.001 par value; authorized 500,000,000 shares; 232,231,242 and 193,346,627 shares issued and outstanding at January 31, 2016 and April 30, 2015, respectively	232,000	193,000
Additional paid-in capital	557,091,000	512,464,000
Accumulated deficit	(497,392,000)	(453,624,000)
Total stockholders’ equity	59,933,000	59,035,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,052,000	$97,464,000

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